EXHIBIT 99B.1
COMBINED STATEMENTS OF INCOME                   U S WEST MEDIA GROUP
(UNAUDITED)

			Quarter Ended            Year Ended
			 December 31,    %      December 31,    %
In millions              1995    1994  Change   1995    1994  Change
------------------------------ ------- ------ ------- ------  ------
SALES AND OTHER REVENUES
 Multimedia content
  & services             $324    $301    7.6  $1,180  $1,075    9.8
 Wireless communications  265     218   21.6     941     781   20.5
 Cable & telecomm.         50      18     -      215      18     -
 Other                     10      12  (16.7)     38      34   11.8
		      -------  -------        ------  -------
  Total revenues          649     549   18.2   2,374   1,908   24.4
		      -------  -------        ------  -------
OPERATING EXPENSES
 Costs of sales           233     179   30.2     772     612   26.1
 Selling, general and
  administrative          252     265   (4.9)    886     763   16.1
 Depreciation & amort.     68      45   51.1     249     144   72.9
		      -------  -------        ------  -------
  Total oper. expenses    553     489   13.1   1,907   1,519   25.5
		      -------  -------        ------  -------
Income from operations     96      60   60.0     467     389   20.1

 Interest expense          11      20  (45.0)    100      66   51.5
 Equity losses in
  unconsol. ventures       79      38     -      207     121   71.1
 Gain on merger of
  joint ven. interest     157       -     -      157       -     -
 Gains on asset sales:
  Partial sale of
   joint ven. interest      -     164     -        -     164     -
  Paging assets             -       -     -        -      68     -
 Guaranteed minority
  interest expense         12       -     -       14        -    -
 Other income
  (expense) - net         (19)     14     -        5      46  (89.1)
		       -------  ------        -------  ------
Income before income
 taxes and extra-
 ordinary item            132     180  (26.7)    308     480  (35.8)
 Income taxes              60      70  (14.3)    163     204  (20.1)
		       -------  ------        -------  ------
Income before extra-
 ordinary item             72     110  (34.5)    145     276  (47.5)
Extraordinary item:
 Early extinguishment
 of debt, net of tax        -       -     -       (4)      -     -
		      --------  ------        -------  ------
NET INCOME                 72     110  (34.5)    141     276  (48.9)
Preferred dividends         -       -     -        3       -     -
		      --------  ------        -------  ------
EARNINGS AVAILABLE FOR
 COMMON STOCK             $72    $110  (34.5)   $138    $276  (50.0)
		      ========  ======        =======  ======

EXHIBIT 99A.9
COMBINED STATEMENTS OF INCOME                   U S WEST MEDIA GROUP
(UNAUDITED)

			 Quarter Ended            Year Ended
In millions, except       December 31,    %      December 31,    %
per share amounts        1995    1994  Change   1995    1994  Change
---------------------  ------- ------- ------ ------ ------- -------
Pro forma average
 common shares
 outstanding (#1)       472.0   460.1    2.6   470.5   453.3    3.8
		       ======= =======        ====== =======

Pro forma earnings
 per common share: (#1)
Income available
 for common stock
 before extraordinary   $0.15   $0.24  (37.5)  $0.30   $0.61  (50.8)
 item
Extraordinary item          -       -     -    (0.01)      -     -
		       ------- -------        ------  -------
Pro forma earnings
 per common share       $0.15   $0.24  (37.5)  $0.29   $0.61  (52.5)
		      ======== =======        ======= =======

<F1>
#1: Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1994. For periods prior to the recapitalization the average common shares outstanding used in the earnings per average common share for the two classes of stock are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

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